UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

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Mechanics Bancorp
(Name of Registrant as Specified In Its Charter)

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April 16, 2026
Dear Shareholders:
It is our pleasure to invite you to attend the 2026 Annual Meeting of Shareholders of Mechanics Bancorp (the “Annual Meeting” or “meeting”) to be held at 9:00 a.m., Paciﬁc Time, on May 28, 2026, at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MCHB2026. You will be able to attend the meeting, whether in person or virtually, submit your questions and comments, and vote your shares at the meeting, as more fully explained in the accompanying Proxy Statement. You will also be able to access during the meeting a list of shareholders entitled to vote. We believe that providing the ability to attend the meeting both in person and virtually provides expanded access and improved communication for our shareholders and Mechanics Bancorp.
We have elected to deliver our proxy materials to our shareholders via the Internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2025 annual report to shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote by telephone or Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. You may also find copies of these items online at https://ir.mechanicsbank.com/financials/sec-filings/proxy-materials/default.aspx.
The matters to be voted on are described in the accompanying Notice of 2026 Annual Meeting of Shareholders and Proxy Statement. Our Board of Directors recommends that you vote in accordance with each of its recommendations regarding the proposals listed in the Notice of 2026 Annual Meeting of Shareholders and described in the accompanying Proxy Statement.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote by telephone or Internet, or submit your signed and dated proxy card to ensure your representation at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Additional Information About the Annual Meeting” beginning on page 36 of the Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials. Providing voting instructions or returning your proxy card in advance of the meeting will not prevent you from voting during the meeting but will ensure that your vote is counted if you are unable to attend.
Thank you for your ongoing support of and continued interest in Mechanics Bancorp.
Sincerely,

Carl B. Webb
Executive Chairman of the Board

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 28, 2026, 9:00 a.m. (Pacific Time)
_____________________________________________________________

To Our Shareholders:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders ("Annual Meeting") of Mechanics Bancorp, a Washington corporation (the “Company”) will be held on Thursday, May 28, 2026 at 9:00 a.m. (Pacific Time), at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MCHB2026. The purpose of this meeting is to consider and vote upon the following matters:
1.The election of eight directors to our Board of Directors to serve until the 2027 annual meeting of shareholders, or until their respective successors are elected and qualified or until their earlier death, reisgnation or removal;
2.The approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers; and
3.The ratification on an advisory (non-binding) basis of the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting ﬁrm for the year ending December 31, 2026.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2026 Annual Meeting of Shareholders. We also will transact any other business that may properly come before the Annual Meeting, but we are not aware of any such additional matters.
Only shareholders of record at the close of business on April 1, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. The accompanying Proxy Statement and the proxy card were either made available to you online or mailed to you beginning on or about April 16, 2026.
We have included a virtual format for the Annual Meeting to provide a safe, consistent and convenient experience to all shareholders regardless of location. You will be able to virtually attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/MCHB2026. You can also attend in person.
Whether or not you expect to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote by telephone or by Internet or submit your proxy card or voting instructions as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Additional Information About the Annual Meeting” beginning on page 36 of the accompanying Proxy Statement and the instructions on the Notice of Internet Availability of Proxy Materials.

Laura Jacob
Corporate Secretary
April 16, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 28, 2026:
This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available free of charge online at www.proxydocs.com/MCHB. We expect to mail the Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the internet to our shareholders on or about April 16, 2026.

Important Notice Regarding In-Person Admission to the Annual Meeting:

We ask that shareholders or their legal proxy holders who wish to attend the Annual Meeting in person preregister with the Company’s Investor Relations department no later than 5:00 p.m. Pacific Time on Monday, May 21, 2026. Only those persons who are verified shareholders as of the Record Date or hold a proxy authorized by an authorized shareholder as of the Record Date will be permitted admittance to the meeting.

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2026

MECHANICS BANCORP
________________
PROXY STATEMENT
________________
ANNUAL MEETING OF SHAREHOLDERS
To be held on May 28, 2026
_________________
INTRODUCTION
The accompanying proxy is solicited on behalf of the Board of Directors of Mechanics Bancorp (the “Company”) for use at the Company’s 2026 Annual Meeting of shareholders (the “Annual Meeting” or “meeting”) to be held on May 28, 2026 at 9:00 a.m. Pacific Time at 1111 Civic Drive, Suite 390, Walnut Creek, California 94596, and by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MCHB2026. Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. On or about April 16, 2026, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2025 annual report to shareholders. The Notice of Internet Availability also provides instructions on how to vote by telephone or by Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Unless the context otherwise indicates, all references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “ours” or similar words are to Mechanics Bancorp and its direct and indirect wholly owned subsidiaries.
YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND PROVIDE US WITH YOUR PROXY CARD OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

RECENT DEVELOPMENTS
On September 2, 2025, Mechanics Bancorp (formerly known as HomeStreet, Inc.), a Washington corporation, consummated a merger (the “Merger”) pursuant to the terms of an Agreement and Plan of Merger, dated as of March 28, 2025 (as amended, the “Merger Agreement”), by and among the Company, HomeStreet Bank, a Washington state-chartered commercial bank and wholly-owned subsidiary of the Company, and Mechanics Bank, a California banking corporation. At the effective time of the Merger (the “Effective Time”), HomeStreet Bank merged with and into Mechanics Bank, with Mechanics Bank surviving the Merger and becoming a wholly-owned subsidiary of the Company, and the Company’s business became primarily the business conducted by Mechanics Bank.
In accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $50 per share, of Mechanics Bank designated as voting common stock issued and outstanding immediately prior to the Effective Time, subject to certain exceptions, was converted into the right to receive 3,301.0920 shares of Class A common stock, no par value, of the Company (the “Class A common stock”). All existing shares of Company common stock held by legacy Company shareholders were redesignated as Class A common stock pursuant to an amendment to the Company’s articles of incorporation (the “Articles Amendment”) that was adopted in connection with the Merger. Further, in accordance with the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $50 per share, of Mechanics Bank designated as non-voting common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive 330.1092 shares of Class B common stock, no par value, of the Company (the “Class B common stock,” and together with the Class A common stock, the “Company common stock”), which was newly created pursuant to the Articles Amendment. Each holder of Mechanics Bank common stock who would have been entitled to receive a fraction of a share of Company common stock (after taking into account all shares of Mechanics Bank common stock held by such holder) instead received cash in lieu of such fractional share in accordance with the terms of the Merger Agreement.
The aggregate number of shares of (i) Class A common stock that the Company issued to Mechanics Bank shareholders at the Effective Time was 200,901,384, resulting in approximately 219,822,191 shares of Class A common stock outstanding immediately following the Effective Time, and (ii) Class B common stock that the Company issued to Mechanics Bank shareholders at the Effective Time was 1,114,448, resulting in 1,114,448 shares of Class B common stock outstanding immediately following the Effective Time. As a result, immediately following the Effective Time, (1) legacy Mechanics Bank shareholders owned approximately 91.7% of the Company on an economic basis and 91.3% of the voting power of the Company and (2) legacy Company shareholders owned approximately 8.3% of the Company on an economic basis and 8.7% of the voting power of the Company.
Following the Merger, EB Acquisition Company LLC, EB Acquisition Company II LLC, Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P. (the “Ford Entities”) controlled approximately 77.7% of the voting power of the Company, and accordingly, the Company became a “controlled company” for purposes of the Nasdaq listing rules.
At the Effective Time, the Company’s board of directors was reconstituted such that it was composed of the members of the board of directors of Mechanics Bank immediately prior to the Merger, and one member of the legacy HomeStreet, Inc. board of directors, who was designated to be Nancy D. Pellegrino. In addition, C.J. Johnson was appointed the President and Chief Executive Officer, Nathan Duda was appointed the Chief Financial Officer, and other executive officers of Mechanics Bank immediately prior to the Merger were appointed into executive officer roles with the Company. The biographies of the current members of our Board of Directors (“Board”) and executive officers are set forth in this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
The Board of Directors currently consists of eight members, all of whom are nominated and standing for election at the Annual Meeting. You are therefore being asked to elect eight directors this year to serve a one-year term on the Board until the 2027 annual meeting of shareholders, until their respective successors are duly elected and qualiﬁed or until their earlier death, resignation or removal.
The Board of Directors
The following table sets forth certain information with respect to our Board of Director nominees, including each nominee’s age as of April 1, 2026.

Director	Age	Director Since

Carl B. Webb, Executive Chairman	76	2025
E. Michael Downer, Vice Chairman	61	2025
Patricia Cochran	73	2025
Adrienne Y. Crowe	77	2025
Douglas Downer	59	2025
Nancy D. Pellegrino	69	2019
Kenneth D. Russell	77	2025
Jon R. Wilcox	64	2025
Under our Bylaws, any director nominee’s eligibility to serve as a director of the Company is subject to any required notification to, or approval, nonobjection or requirement of, the Board of Governors of the Federal Reserve System and any other regulatory entity having jurisdiction over the Company.
The number of directors may be increased or decreased from time to time by the Board, provided that a reduction in the number of directors may not shorten the term of an incumbent. Our Bylaws permit the Board to establish by resolution the authorized number of directors. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board.
Upon recommendation of the Nominating and Governance Committee (the “N&G Committee”), the Board has nominated Carl B. Webb, E. Michael Downer, Patricia Cochran, Adrienne Y. Crowe, Douglas Downer, Nancy D. Pellegrino, Kenneth D. Russell and Jon R. Wilcox for re-election to the Board with a one-year term set to expire at the Company’s next annual meeting of shareholders to be held in 2027. Biographical information about each of the nominees is contained in the following section.
Carl B. Webb, Director, Executive Chairman
Mr. Webb has served as Chairman of the Board for Mechanics Bank since 2015 and as Executive Chairman of the Company since September 2, 2025. Mr. Webb is the sole manager of the ultimate general partner of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., whose wholly owned subsidiaries, EB Acquisition Company LLC and EB Acquisition Company II LLC, own, collectively, approximately 77.6% of the voting power of the Company. Mr. Webb currently serves on the board of directors of Hilltop Holdings Inc. He previously served as a director of Prologis, Inc. until May 8, 2025 and as Chief Executive Officer of Pacific Capital Bancorp until its sale in December 2012. Mr. Webb is qualified to serve on the Board because of his experience in the banking and financial services industry and as an executive of companies.
E. Michael Downer, Director, Vice Chairman
Mr. Downer has served as a member of the board of directors of Mechanics Bank since 2003, for which he also serves as Vice Chairman, and as Vice Chairman of the Company since September 2, 2025. A former banking executive with Mechanics Bank, Coast Commercial Bank and Napa Valley Bank, and a longtime business consultant and business owner,

Mr. Downer brings over 30 years of experience in the banking and financial services industry. Mr. Downer is qualified to serve on the Board because of his investment experience and experience in the banking and financial services industry. Mr. Downer is the brother of Douglas Downer, another member of the Board.
Patricia Cochran, Director
Ms. Cochran has served on the board of directors of Mechanics Bank since 2007 and on the board of directors of the Company since September 2, 2025. Ms. Cochran is a Certified Public Accountant and the retired Chief Financial Officer of Vision Service Plan, where she was responsible for financial and regulatory accounting and reporting, taxes, treasury, internal auditing, underwriting, budgeting, facilities, security, purchasing, information management and administration of a charity care program. Prior to Vision Service Plan, Ms. Cochran served as a Senior Auditor for Ernst & Young. Ms. Cochran is qualified to serve on the Board because of her financial and executive experience.
Adrienne Y. Crowe, Director
Ms. Crowe has served on the board of directors of Mechanics Bank since 2013 and on the board of directors of the Company since September 2, 2025. Ms. Crowe is a retired Regional Senior Vice President of Bank of America and has extensive advisory, director and trustee experience sitting on numerous boards and board committees. Ms. Crowe is qualified to serve on the Board because of her experience in the banking and financial services industry and on the boards of public and private companies.
Douglas Downer, Director
Mr. Downer has served on the board of directors of Mechanics Bank since 2013 and on the board of directors of the Company since September 2, 2025. Mr. Downer is Founder & President of Sundowner Capital Management, an independent, fee-only registered investment advisor. Previously, he served with Waycross Investment Management, where he provided investment advisory services to corporations, high-net-worth individuals, endowments, pension funds, and non-profit organizations. Earlier in his career, he served with Shearson Lehman Brothers, first training on Wall Street, then managing individual and corporate investment portfolios, providing asset allocation advice, devising trading strategies and diversifying portfolios through mutual funds. Mr. Downer is qualified to serve on the Board because of his investment experience. Mr. Downer is the brother of Michael Downer, another member of the Board.
Nancy D. Pellegrino, Director
Ms. Pellegrino has served on the board of directors of Mechanics Bank and the Company since September 2, 2025 and on the board of directors of HomeStreet Bank since October 2019. She previously served as a member of the board of directors of Puget Sound Bank (2015-2018), helping guide it to its successful merger with Heritage Financial Corp. Previously, she was Managing Director and Regional CEO for Citi Private Bank, for which she built and led a team delivering comprehensive wealth, investment, risk management, lending, fiduciary, capital markets and banking services. She held prior leadership roles at BNY Mellon, Banc One and Texas Commerce Bank Trust Company. Ms. Pellegrino is a graduate of the OnBoarding program sponsored by Deloitte, Perkins Coie, and Spencer Stuart. She has held NASD/FINRA securities licenses 6, 7, 24, 63 and 66, and the Certified Trust Financial Advisor designation. Ms. Pellegrino is qualified to serve on the Board because of her extensive executive leadership experience in the financial services industry encompassing human capital management, business development, marketing, strategy, risk management and both corporate and non-profit board experience.
Kenneth D. Russell, Director
Mr. Russell has served on the board of directors of Mechanics Bank since 2015 and on the board of directors of the Company since September 2, 2025. Mr. Russell served as interim President & Chief Executive Officer of Mechanics Bank from June 2015 to October 2016. Mr. Russell also serves on the boards of directors of Hilltop Holdings Inc. and First Acceptance Corporation, and as the Chief Executive Officer of First Acceptance Corporation. Throughout the majority of his career, he was a senior financial services partner with KPMG. Mr. Russell is qualified to serve on the Board because of his experience in the banking and financial services industry and as an executive of companies.

Jon R. Wilcox, Director
Mr. Wilcox has served on the board of directors of Mechanics Bank since 2016 and on the board of directors of the Company since September 2, 2025. Mr. Wilcox previously was Chief Executive Officer and a member of the board of directors of California Republic Bank from 2007 until its acquisition by Mechanics Bank in October 2016. Mr. Wilcox is an investor and serves on the board of directors of Rise Up and Care. Mr. Wilcox is qualified to serve on the Board because of his experience in the banking and financial services industry and on the boards of public and private companies.
Vote Required and Recommendation of the Board
Each of the eight director nominees must receive the affirmative vote “FOR” of a majority of the votes cast to be elected to the Board in this unopposed election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under the applicable rules of the New York Stock Exchange, a broker or other nominee does not have the authority to vote for the director nominees in the absence of instructions from the beneficial owner of the relevant shares. Shareholders may not cumulate votes in the election of directors.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES.

CORPORATE GOVERNANCE
General
As a bank holding company, we believe it is important to foster an operating environment that articulates a strong focus on compliance and ethical standards, and the Board sets this tone from the top. The Board is actively engaged in designing, monitoring and enforcing compliance with high governance standards. We discuss our most important corporate governance policies and practices below.
Board Leadership Structure
The Board believes that it is in the best interests of the Company and its shareholders for the Board to retain discretion to determine whether to separate the roles of Chairman of the Board and Chief Executive Officer based on the business and governance needs and the membership of our Board. The Board has determined separate positions of Chairman and Chief Executive Officer provides the appropriate leadership structure for us at this time, particularly since the separation of those two positions enables our Chief Executive Officer to focus on running the Company’s daily operations and executing the Board’s strategic plan, while the Executive Chairman primarily focuses on governance, strategy and high-level oversight.
Risk Oversight
The Board, together with its committees and senior management, has oversight of our risk management framework and is responsible for helping to ensure that our risks are managed in a sound manner. The Board’s principal responsibility in this area is to oversee an enterprise-wide approach to risk management and ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks.
In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Risk Committee, the Compensation Committee and the N&G Committee. The Audit Committee reviews and discusses with management significant financial and non-financial risk exposures and the steps management has taken to monitor, control and report such exposures. The Risk Committee oversees and assesses the adequacy of the Company’s risk management framework, monitors compliance with the Board-approved risk appetite measures and other key risk measures and oversees management of key risks not overseen by other committees of the Board, including legal, compliance and operational risks, information technology, information security and cybersecurity risks. The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The N&G Committee oversees management of risks relating to the Company’s nominating and corporate governance functions. The Audit Committee, the Risk Committee, the Compensation Committee and the N&G Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management. The board of directors of our primary subsidiary, Mechanics Bank, also oversees certain risks specific to Mechanics Bank, including credit, liquidity, interest rate and price risk, through various committees of the Mechanics Bank board.
Board Performance
The Board of Directors conducts an evaluation of performance with a view to improving effectiveness of the Board and its committees. In addition, the full Board of Directors reviews annually the qualifications and effectiveness of its committees and its members.
Controlled Company Status
The Ford Entities control approximately 77.6% of the voting power of the Company. As a result, the Company is a “controlled company” for purposes of Nasdaq listing rules and qualifies for exemptions from certain governance standards that would otherwise be applicable. Under Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements that would otherwise require a company to have: (i) a nominating committee comprised solely of independent directors or select or recommend director nominees by a majority of the independent directors and (ii) a compensation committee comprised solely of independent directors. The Company relies on these exemptions. The controlled company exemption does not modify the independence requirements for the audit committee, and the Company complies with the requirements of Nasdaq with respect thereto.

Director Independence
The Board has affirmatively determined that seven of the eight nominees for election as directors at the Annual Meeting have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are independent within the meaning of the director independence requirements of the listing standards of Nasdaq. The independent directors are E. Michael Downer, Patricia Cochran, Adrienne Y. Crowe, Douglas Downer, Nancy D. Pellegrino, Kenneth D. Russell, and Jon R. Wilcox. In addition, each member of the Audit Committee has been affirmatively determined by the Board to be independent under the rules promulgated by the Securities and Exchange Commission and Nasdaq listing standards for the purposes of Audit Committee service. Carl B. Webb is not independent under the Nasdaq listing standards. Mr. Webb is employed by GJF Management II, LLC, an affiliate of Gerald J. Ford, which the Bank has a Bank Services Agreement with.
In addition, all of our former directors who served during 2025 prior to the Merger were also affirmatively determined to have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and were independent within the meaning of the director independence requirements of the listing standards of Nasdaq, other than Mark K. Mason, who was the former President and Chief Executive Officer of HomeStreet, Inc.
In conducting its annual review of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company.
Corporate Governance Principles
The Company has adopted Corporate Governance Principles to promote the effective functioning of the Board and its committees, promote the interest of stockholders, and further the Company’s commitment to best practices in corporate governance. The Corporate Governance Principles can be found on our investor relations website: https://ir.mechanicsbank.com.
Code of Conduct
The Board has established a code of ethics as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which applies to all directors, officers and employees of the Company and its subsidiaries, including our principal executive officer, principal financial officer and principal accounting officer or controller. A copy of our Code of Conduct (“Code of Conduct”) can be found on our investor relations website: https://ir.mechanicsbank.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer or controller) from, this Code of Conduct within four business days of any such amendment or waiver and, to the extent required by the listing standards of Nasdaq, by filing a Current Report on Form 8-K with the SEC disclosing such information. Among other things, the Code of Conduct addresses the following principles:
•maintaining accurate and complete records;
•avoiding conflicts of interest;
•complying with laws and regulations;
•prohibiting insider trading;
•avoiding questionable gifts or favors;
•treating others in an ethical manner;
•maintaining integrity of consultants, agents and representatives; and
•protecting proprietary information and proper use of assets.
Employee Compensation Risks
The Company’s management and the Compensation Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for any employees, including non-executive officers, create excessive risks or risks that are reasonably likely to have a material adverse effect on the Company.

Board Meetings and Committees
Pre-Merger
From January 1, 2025 through September 1, 2025, the board of directors of Legacy HomeStreet held 14 meetings. From January 1, 2025 through September 1, 2025, there were six meetings held by the Audit Committee; three meetings held by the Enterprise Risk Committee; three meetings held by the Compensation Committee; two meetings held by the N&G Committee; and two meetings held by the Finance Committee.
Post-Merger
From September 2, 2025 through December 31, 2025, the Board held 2 meetings. From September 2, 2025 through December 31, 2025, there were two meetings held by the Audit Committee; one meeting held by the Risk Committee; and two meetings held by the Compensation Committee.
During the fiscal year 2025, each of our directors attended or participated in at least 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served.
The Board has four standing committees: the Audit Committee, the Risk Committee, the Compensation Committee and the N&G Committee. The following table indicates the current membership of each committee.

Director	Audit Committee	Nominating and Governance Committee	Compensation Committee	Risk Committee

Carl B. Webb, Executive Chairman			✓
E. Michael Downer, Vice Chairman			Chair	✓
Patricia Cochran	Chair	✓
Adrienne Y. Crowe		Chair	✓	✓
Douglas Downer	✓
Nancy D. Pellegrino		✓
Kenneth D. Russell				Chair
Jon R. Wilcox	✓		✓
Audit Committee
The Audit Committee is composed solely of independent directors as required by Nasdaq corporate governance standards, and each of the members of the Audit Committee meets the independence requirements set forth in all applicable Nasdaq corporate governance standards, including independence requirements for audit committee members, and Rule 10A-3 under the Exchange Act. The Board has determined that Patricia Cochran is qualified as an “audit committee financial expert.”
The Audit Committee helps our Board ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. Our Board has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter can be found on our investor relations website: https://ir.mechanicsbank.com. Among other things, this charter requires the Audit Committee to:
•oversee the integrity of the financial statements of the Company and its subsidiaries, including the financial reporting processes and systems of internal control over financial reporting and disclosure controls and procedures;
•oversee the independence, qualifications and performance of our independent registered public accounting firm and our internal audit function;
•review and approve non-audit services of our independent registered public accounting firm;

•approve and monitor our internal audit plans and policies;
•oversee the selection, compensation and performance and, if applicable, the replacement of the Chief Audit Executive; and
•annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.
The Audit Committee of the Company meets jointly with the Audit Committee of Mechanics Bank.
Risk Committee
The Risk Committee oversees and assesses the adequacy of the Company’s tolerance and management of key enterprise-wide risks, including credit, interest rate, liquidity, market, capital, operational, technology/information security, compliance, legal, strategic and reputational risks. Our Board has adopted a written charter for the Risk Committee. A copy of this charter can be found on our investor relations website: https://ir.mechanicsbank.com. Among other things, this charter requires the Risk Committee to:
•review periodically and recommend to the Board the risk appetite parameters to be executed by management in operating the Company;
•review and approve the Company’s stress testing program and results;
•oversee senior management’s activities with respect to capital management and the Company’s asset liability management, interest rate risk and liquidity risk;
•review management’s activities with respect to the oversight of concentrations by loan type, risk within the loan portfolio and loan segment reviews, significant loan portfolio activity, classification changes, credit concentrations, and exceptions to policy; and
•oversee the Company’s information security and technology management programs and review risks related to information security and cybersecurity as well as the steps taken by management to control for such risks.
Compensation Committee
The Compensation Committee has overall responsibility for the evaluation and approval of compensation plans, policies and programs of the Company for our executive officers. Our Board has adopted a written charter for the Compensation Committee. A copy of this charter can be found on our investor relations website: https://ir.mechanicsbank.com. Among other things, this charter requires the Compensation Committee to:
•review the compensation philosophy and strategy of the Company and our subsidiaries;
•review and approve, in consultation with the Executive Chairman of the Board, the corporate goals and objectives with respect to compensation for the Chief Executive Officer, as well the annual compensation of the Chief Executive Officer in light of these goals and objectives;
•review and approve the evaluation process and compensation structure, as well as the annual compensation, for other members of executive management;
•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk taking, and review and discuss at least annually the relationship between risk and management policies, practices, and compensation, and evaluate compensation policies and practices that could mitigate such risk;
•periodically review and approve the companies included in the compensation peer group based on criteria the Compensation Committee deems appropriate;
•review the compensation of directors for service on the Board and its committees at least annually and recommend changes in compensation to the Board;
•administer the Company’s incentive compensation plans;
•monitor compliance by executive officers and directors with the Company’s stock ownership guidelines requirements, if any;
•review and approve and recommend to the Board matters relating to employment agreements, severance agreements, change in control agreements, and separation agreements;
•select, retain and obtain the advice of a compensation consultant, legal counsel or other advisors; and
•oversee the Company’s submissions to shareholders on executive compensation matters.

Nominating and Governance Committee
The N&G Committee has the authority to establish and implement our corporate governance practices and identify and nominate individuals for election to the Board, among other things. Our Board has adopted a written charter for the N&G Committee. A copy of this charter can be found on our investor relations website: https://ir.mechanicsbank.com. Among other things, this charter requires the N&G Committee to:
•identify, screen and recommend to the Board those individuals qualified to serve as members, and on committees, of the Board of Directors;
•advise the Board with respect to the composition, procedures and committees of the Board of Directors;
•review the suitability for continued service as a director of each member of the Board when his or her term expires or when he or she has a change in status;
•develop and recommend to the Board a set of corporate governance principles, and annually review and recommended changes as appropriate to such principles;
•make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;
•recommend to the Board candidates for appointment to Board committees; and
•oversee the evaluation of the Board and its committees.
Process for Recommending Candidates for Election to the Board of Directors
The N&G Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the N&G Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to Mechanics Bancorp, 1111 Civic Drive, Walnut Creek, California 94596, Attention: Secretary, and must include information regarding the shareholder, its affiliates and associates, and the nominee as set forth in the Company’s Bylaws. In addition, the shareholder must include a completed and signed questionnaire, representation and agreement as specified in the Bylaws. The Company considers important, among other things, issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board must also meet any approval requirements set forth by our regulators. For more information, please see “Other Matters—Shareholders Proposals and Director Nominations for the 2027 Annual Meeting”.
Attendance at Annual Meetings of Shareholders by the Board of Directors
Our Corporate Governance Principles provide that our directors are expected to attend our annual meeting of shareholders. Each of our then-current directors attended our 2025 annual meeting of shareholders.
Insider Trading Policy and Rule 10b5-1 Trading Plans
The Company has adopted an Insider Trading Policy applicable to our directors, officers, employees and consultants. The Insider Trading Policy prohibits, among other things, short-term trading, short sales, transactions involving derivative securities relating to our common stock and hedging transactions. Under our Insider Trading Policy, directors, officers, employees and consultants are prohibited from trading in Company stock when in possession of material nonpublic information about the Company. In addition, the policy provides that the Company will not transact in its own securities, except in compliance with applicable securities laws. Furthermore, our Insider Trading Plan includes guidelines regarding the use of Rule 10b5-1 trading plans which require them to be compliant with Rule 10b5-1 of the Exchange Act.
Communications with the Board of Directors
Shareholders interested in communicating with members of the Board may do so by writing to the Corporate Secretary at 1111 Civic Drive, Walnut Creek, California 94596. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chair of the Audit Committee and will be handled in accordance with procedures established by that committee.

Director Compensation
All directors of the Company also serve as directors of Mechanics Bank. We believe that our overall non-employee director compensation program is reasonable and appropriate based on our review of Peer Group financial institution data and the data provided by Pay Governance, the Compensation Committee’s independent external compensation consultant.
Non-Employee Director Compensation Pre-Merger
In 2025, non-employee legacy HomeStreet directors were paid an annual retainer of $105,000. Chairs of the Compensation Committee, N&G Committee and Risk Committee each earned an additional $3,750 annual retainer. The Audit Committee chair earned an additional $5,000 annual retainer. Chairs of legacy HomeStreet’s Finance Committee and Credit Committee each earned an additional $2,500 annual retainer. Legacy HomeStreet’s lead independent director earned an additional $7,500. Legacy HomeStreet’s Executive Committee board members each earned an additional $2,500. All fees are paid on a quarterly basis, in cash.
Non-Employee Director Compensation Post-Merger
In 2025, directors of the Company were paid an annual retainer of $75,000, pro-rated post-Merger. The Audit Committee chair earned an additional $20,000 annual retainer, pro-rated post-Merger. The Compensation Committee chair earned an additional $10,000 annual retainer, pro-rated post-Merger.
The following table shows the compensation earned by each of our directors for 2025. Mr. Webb received no fees. Mr. Webb is compensated for his services through the Bank Services Agreement, as amended, between Mechanics Bank and GJF Financial Management II, LLC. Accordingly, he will not be paid separate fees by the Company for his service on the Board. He will be, however, reimbursed for expenses incurred by him to attend meetings of the Board.

Name	Fees Earned or Paid in Cash ($)

Carl B. Webb	—
E. Michael Downer	28,300
Patricia Cochran	31,700
Adrienne Y. Crowe	25,000
Douglas Downer	25,000
Nancy D. Pellegrino	127,500
Kenneth D. Russell	—
Jon R. Wilcox	25,000
Scott Boggs	112,500
Sandra Cavanaugh	116,250
Jeff Green	112,500
Joanne Harrell	108,750
Jim Mitchell	135,000
S. Craig Tompkins	102,500

EXECUTIVE OFFICERS
The Board periodically evaluates the persons who are designated as “executive officers,” as such term is defined by the SEC, of the Company. The Company’s current executive officers are listed below:

Name	Age	Position

C.J. Johnson	43	President and Chief Executive Officer of the Company and Mechanics Bank
Nathan Duda	47	Executive Vice President and Chief Financial Officer of the Company and Mechanics Bank
Chris Pierce	54	Executive Vice President and Chief Operating Officer of the Company and Mechanics Bank
Tony Kallingal	46	Executive Vice President and Chief Banking Officer of Mechanics Bank
Scott Givans	64	Executive Vice President and Chief Credit Officer of Mechanics Bank
C.J. Johnson, President and Chief Executive Officer
Mr. Johnson has served as President and Chief Executive Officer of Mechanics Bank since January 2025, a role which he performed on an interim basis since February 2024, and as President and Chief Executive Officer of the Company since September 2, 2025. Mr. Johnson previously served as Executive Vice President and Chief Financial Officer of Mechanics Bank. He has held a variety of leadership roles in financial services for over 20 years. He is a Partner of Ford Financial Fund and previously served as Senior Vice President and Director of Financial Planning at Santa Barbara Bank & Trust until its sale in December 2012. He joined Santa Barbara Bank & Trust in 2010 from Flexpoint Ford, a private equity firm focused on financial services investments. He started his career as an investment banker with Credit Suisse.
Nathan Duda, Executive Vice President and Chief Financial Officer
Mr. Duda has served as Executive Vice President and Chief Financial Officer of Mechanics Bank since June 2016 and of the Company since September 2, 2025. Prior to his role as Chief Financial Officer, Mr. Duda served as Mechanics Bank's Chief Accounting Officer. Prior to joining Mechanics Bank, Mr. Duda was Chief Accounting Officer and Executive Vice President, Finance at Banc of California. He has also held senior positions at Union Bank, Santa Barbara Bank & Trust, OneWest Bank and Affinity Bank.
Chris Pierce, Executive Vice President and Chief Operating Officer
Mr. Pierce has served as Executive Vice President and Chief Operating Officer of Mechanics Bank since December 2019 and of the Company since September 2, 2025. Prior to his role as Chief Operating Officer, Mr. Pierce served as Mechanics Bank’s Chief Administrative Officer since 2016. Mr. Pierce has over 25 years of banking experience, beginning his career as a consultant for a regional consulting firm specializing in core data processing conversions and bank migrations, where he completed more than 140 data processing conversions/mergers. Previously, he has held positions with California Republic Bank, including as Chief Administrative Officer, Western Financial Bank and Wachovia Bank.
Tony Kallingal, Executive Vice President and Chief Banking Officer
Mr. Kallingal has served as Executive Vice President and Chief Banking Officer of Mechanics Bank since January 2021. Prior to his role as Chief Banking Officer, Mr. Kallingal served as Mechanics Bank’s Head of Business Banking. Mr. Kallingal is an accomplished retail and commercial banking executive with more than 20 years of combined experience in branch strategy, commercial banking, treasury management and small-business banking.
Scott Givans, Executive Vice President and Chief Credit Officer
Mr. Givans has served as Executive Vice President and Chief Credit Officer of Mechanics Bank since May 2015. Prior to joining Mechanics Bank, Mr. Givans served as a Consultant to Ford Financial Fund. He previously served as Executive Vice President and Chief Credit Officer of Santa Barbara Bank & Trust and has held various executive and management roles at Greater Bay Bank, Citibank and CalFed Bank. Mr. Givans has over 35 years of experience in the financial services industry.

EXECUTIVE COMPENSATION
The Board has determined the following persons to be “named executive officers” of the Company for the fiscal year ended December 31, 2025:
•C.J. Johnson, President and Chief Executive Officer
•Mark K. Mason, former Chief Executive Officer
•Nathan Duda, Executive Vice President and Chief Financial Officer
•Scott Givans, Executive Vice President and Chief Credit Officer
•John M. Michel, former Chief Financial Officer, EVP
•William D. Endresen, former Commercial Real Estate President, EVP
In connection with the Merger, on September 2, 2025, Mark K. Mason, John M. Michel, and William D. Endresen (the “former executives”) resigned from their positions with the Company and C.J. Johnson, Nathan Duda and Scott Givans (the “current executives”) were appointed to their positions with the Company. Other than Mr. Mason, who is party to a consulting agreement with the Company, the former executives ceased receiving compensation by the Company following the Merger. As the Merger was a “reverse acquisition” with the Company as the legal acquirer, the compensation of the current executives described in this proxy statement concern their compensation from the Company for the period after the Merger.
Summary Compensation Table
The following table sets forth certain information regarding the compensation awarded to, earned by, or paid to our named executive officers during 2025 and 2024, to the extent required by SEC executive compensation disclosure rules:

Name and Principal Positions	Year	Salary ($)	Bonus	Stock Awards ($) (1)	Non-Equity Plan Compensation Earnings ($) (2),(3)	All Other Compensation ($) (4)	Total ($)

C.J. Johnson	2025	—	—	—	—	—	—
President and Chief Executive Officer
Nathan Duda	2025	200,000	277,800	299,998	300,000	19,513	1,097,311
Executive Vice President and Chief Financial Officer
Scott Givans	2025	179,000	216,400	262,501	262,500	16,369	936,770
Executive Vice President and Chief Credit Officer
Mark K. Mason	2025	1,273,881	—	—	1,419,382	3,938,305	6,631,568
Former Chief Executive Officer	2024	850,298	—	858,459	253,570	21,142	1,983,469
John M. Michel	2025	352,002	—	—	497,504	1,683,548	2,533,054
Former Chief Financial Officer, EVP	2024	486,658	—	346,884	116,100	70,014	1,019,656
William D. Endresen	2025	309,449	—	—	480,810	1,844,529	2,634,788
Former Commercial Real Estate President, EVP	2024	427,890	—	254,155	441,782	17,937	1,141,764
(1)Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value that may be realized by the NEO upon vesting or settlement of such awards. For each RSU award, the grant date fair value is calculated using the closing price of our common stock on the grant date. For additional information on the valuation assumptions for these stock awards, see the Note on “Share-Based Compensation Plans” in the financial statements filed with our Annual Report on Form 10-K for the respective year end.
(2)Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plans.
(3)Includes deferred compensation for Messrs. Mason, Michel and Endresen that vested in full on the effective date of their termination without cause; also includes annual incentive payments for 2025 that were pro-rated based on target performance levels and paid after the closing of the Merger; and for Mr. Endresen, includes an incentive payment paid quarterly. See section entitled Deferred Compensation Agreements.
(4)Includes (i) for Mr. Duda, dividends paid on RSUs of $16,513 and a car allowance of $3,000; (ii) for Mr. Givans, dividends paid on RSUs of $16,369; (iii) for Mr. Mason, cash dividend of $21,354 paid on RSUs, medical expenses pursuant to Change in Control of $44,226, severance payment pursuant to Change in Control of $3,853,275, life insurance of $528, health club membership of $2,611, 401(k) matching contributions of $13,800, and parking of $2,512 in 2025; 401(k) matching contributions of $13,800, health club membership of $3,575, and parking of $3,767 in 2024; (iv) for Mr. Michel, cash dividend of $7,334 paid on RSUs, medical expenses pursuant to Change in Control of $43,830, severance payment pursuant to Change in Control of $1,613,240, life insurance of $528, housing and relocations benefits of $2,306, 401(k) matching contributions of

$13,800, and parking of $2,512 in 2025; 401(k) matching contributions of $13,800, housing and relocation of $52,447, and parking of $3,767 in 2024; and (v) for Mr. Endresen, cash dividend of $5,374 paid on RSUs, incentive bonus of $16,585 paid in 2025, medical expenses pursuant to Change in Control of $44,226, severance payment pursuant to Change in Control of $1,763,340, 401(k) matching contributions of $13,800, parking of $874 and life insurance of $257 for 2025 and 401(k) matching contributions of $13,800 and parking of $4,137 in 2024.
Deferred Compensation Agreements
In December 2024, legacy HomeStreet entered into deferred compensation agreements (the “Agreements”) with Mark Mason, former Chief Executive Officer of legacy HomeStreet, John Michel, former Chief Financial Officer of legacy HomeStreet and William Endresen, former Executive Vice President, Commercial Real Estate of HomeStreet Bank in lieu of equity awards they would have been granted under legacy HomeStreet’s Amended and Restated 2014 Executive Incentive Plan (the “Plan”) which expired in March 2024.
Legacy HomeStreet entered into deferred compensation agreements, effective as of January 1, 2025, with Mr. Mason, Mr. Michel, and Mr. Endresen. Under their respective agreements, Mr. Mason, Mr. Michel, and Mr. Endresen were entitled to receive $855,088, $293,638, and $215,150, respectively, with 50% of the amount, for each executive, vesting in equal installments on each of the next three anniversaries of the effective date his agreement (the “Annual Vesting Amount”) and the remaining 50% vesting in full on the third anniversary of the effective date of his agreement (the “Cliff Vesting Amount”), subject, in each case, to the executive’s continuous service through the applicable vesting date.
If the executive’s service terminated due to death or disability, the executive was deemed to have vested in a pro rata portion of the Annual Vesting Amount and the Cliff Vesting Amount as of the date of such termination. If the executive’s service terminated on or prior to January 1, 2028 as a result of the executive’s retirement on or after age 65, the executive was to vest in a pro rata portion of the deferred compensation amount.
If a “Change in Control” (as defined in the Agreements) occurred prior to January 1, 2028, and the executive’s service was terminated without “cause” (as defined in the Agreements), in connection with the Change in Control or within 12 months following such Change of Control, then the deferred compensation amount was deemed to have vested in full on the effective date of the termination of the executive’s service. If the executive’s service terminated at the initiation of the executive for “Good Reason” (as defined in the Agreements), the deferred compensation amount for that executive was to be deemed vested in full on the effective date of the termination of the executive’s service.
The preceding three paragraphs are a summary of the material terms of the deferred compensation agreements, and the summary does not purport to be complete. A copy of the form of the deferred compensation agreements applicable to Messrs. Michel, Endresen and Mason is filed as Exhibit 10.13 to the fiscal year end 2025 Form 10-K.
Mechanics Bancorp CEO Compensation
Pursuant to that certain Bank Services Agreement, as amended, between Mechanics Bank and GJF Management, the Company compensates GJF Management up to $10 million per annum for services rendered by GJF Management, and GJF Management compensates certain personnel of Ford Management II, L.P. and Ford Management III, L.P., including Mr. Johnson, for their services to the Company. See the section entitled “Certain Relationships And Related Transactions” for more information on the Mechanics Bank Services Agreement.
Bonus
The Company approved a one-time special bonus to Mr. Duda in the amount of $177,800 and to Mr. Givans in the amount of $116,400 in connection with the completion of the Merger. Mr. Duda and Mr. Givans also each received a $100,000 discretionary bonus.
Annual Cash Incentives
The Company’s Annual Incentive Plan provides for annual performance-based cash bonuses to certain key employees selected by the Compensation Committee for participation. The Annual Incentive Plan is designed to reward executives whose performance during the fiscal year enabled the Company to achieve favorable business results and to assist the Company in attracting and retaining executives. A participant may receive a cash bonus under the Annual Incentive Plan based on the attainment, during each performance period, of certain individual and corporate performance objectives that are established by the Compensation Committee in support of the Company’s business strategy. These performance objectives may be based on one or more performance criteria.
The performance objectives may be applied with respect to Mechanics Bancorp or any one or more of its divisions, business units or business segments and may be applied to performance relative to a market index or a group of other companies. The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events.
Participation in the Annual Incentive Plan does not guarantee the payment of an award. All awards payable pursuant to the Annual Incentive Plan are discretionary and subject to approval by the Compensation Committee. After the performance period ends, the Compensation Committee determines the payment amount, if any, of individual awards based on the achievement of the performance objectives. The payment of a cash bonus to a participant for a performance period is conditioned upon the participant’s active employment on the date that the final awards are paid. Mechanics Bancorp may amend or terminate the Annual Incentive Plan at any time.
Based upon financial and individual performance measures and the Compensation Committee’s discretion, the 2025 annual cash incentive payments were awarded as follows:
2025 Annual Incentive Plan (1)

NEO	Salary ($)	Target %	Factors			Performance			2025 Payout
			Bank %	Business Unit %	Discretionary %	Bank %	Business Unit %	Discretionary %	Bank ($)	Business Unit ($)	Discretionary ($)	Total ($)

C.J. Johnson	—	—	—	—	—	—	—	—	—	—	—	—
Nathan Duda	600,000	50	80	—	20	100	—	100	240,000	—	60,000	300,000
Scott Givans	525,000	50	80	—	20	100	—	100	210,000	—	52,500	262,500
(1)Based upon 2025 performance but paid in March 2026.
Mr. Mason and Mr. Michel, were eligible to participate in the legacy HomeStreet, Inc. Annual Incentive Plan, which provided an opportunity to receive an annual incentive award that was contingent on achieving pre-defined annual corporate objectives, as well as individual goals which target their respective areas of responsibility. Mr. Endresen was eligible for annual incentive awards under a separate arrangement, which provided for incentive payout opportunities based on business unit performance results. Mr. Mason and Mr. Michel each met their corporate objectives and individual goals, and received incentive awards for performance in 2025. Mr. Endresen received incentive awards under a separate agreement for his performance in 2025. As a result of the resignations of the former executives in connection with the completion of the Merger, the former executives received pro-rated incentive awards pursuant to the foregoing for performance in 2025.
Long-Term Incentives
Our long-term incentive compensation consists of a combination of time-based restricted share units (“RSUs”) and performance share units (“PSUs”) that are granted under the Mechanics Bancorp 2025 Equity Incentive Plan (the “2025 Plan”).
In 2025, the Company granted long-term incentive awards consisting of RSUs, as approved by the Compensation Committee. The value of the equity awards determined by the Compensation Committee was based on a target value as a percentage of base salary. The Compensation Committee determines the target by reviewing Peer Group data and appropriate market data relevant to the banking industry and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee also considers an individual’s performance history, experience, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.
The RSUs are awarded annually as part of our long-term incentive plan and vest incrementally in four annual installments from the grant date. In each case, the vesting of the award is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the applicable vesting date.
PSUs are earned and vested based on achieving a specified company performance result and continued employment over the three-year performance period. In each case, the vesting of the award is also contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the date the Compensation Committee certifies the achievement of the performance goal for the relevant performance period.

None of the former executives received any RSU or PSU awards in 2025. Following the Merger, Messrs. Duda and Givans received 21,818 and 19,091 RSUs in 2025, respectively, with a grant date fair value of $299,998 and $262,501, respectively.
Nonqualified Deferred Compensation Plan
Each of our NEOs is eligible to participate in the Mechanics Bancorp Deferred Compensation Plan (“Deferred Compensation Plan”), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans.
Participants may elect to defer up to 85% of base salary and up to 100% of certain eligible incentive awards. The Company may, at its discretion, make Company contributions to the Deferred Compensation Plan on behalf of any participant. Participants may generally elect to receive their distribution in a lump sum following the participant’s retirement or over a period of up to 10 years. Mr. Givans participates in the Deferred Compensation Plan.

OTHER PRACTICES, POLICIES AND GUIDELINES
Recoupment of Incentive Compensation
The Board has adopted an Incentive Compensation Recoupment Policy. Under this policy, if any of our executive officers receive incentive compensation as a result of our achievement of financial results measured on the basis of consolidated financial statements that are required to be restated, the Company generally will be obligated to recoup from those executive officers the amount by which the incentive compensation they had received based on those consolidated financial statements or the satisfaction of those metrics exceeds the incentive compensation they would have received had such incentive compensation been determined on the basis of the restated consolidated financial statements or revised metric results (“excess compensation”). This policy provides for the recoupment of excessive compensation paid to or received by any executive officer during the three years immediately preceding the accounting restatement. This policy further provides that the Company may seek recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards. This policy is intended to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10-D-1 of the Exchange Act, Nasdaq Listing Rule 5608 and other regulations, rules and guidance of the SEC. The description of the Incentive Compensation Recoupment Policy above is qualified in its entirety by the text of the policy, which can be found as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Hedging Policy
Our Insider Trading Policy expressly bars hedging, derivative, or any other speculative transactions involving the Company’s stock by all directors, officers, employees and consultants of the Company, including its subsidiaries. Such prohibited transactions include hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, or any short sale, “sale against the box,” or any equivalent transaction involving the Company’s stock. In addition, we prohibit our executive officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade. We may, in appropriate circumstances, permit transactions pursuant to a blind trust or a pre-arranged trading program that complies with Rule 10b5-1 to take place during periods in which the individual entering into the transaction may have material nonpublic information or during black-out periods.
Policy Regarding Options and Similar Equity Awards
We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Health and Welfare Benefits
All NEOs are provided with the same medical, dental, vision and life insurance programs as all other benefits-eligible employees of the Company on the same terms and conditions as applicable to these employees generally.
401(k) Savings Plan
All employees, including our NEOs, are eligible to make pre-tax contributions under the Mechanics Bank Profit Sharing/ 401(k) Plan (the “401(k) Plan”) and may be eligible to receive a discretionary matching contribution. An employer matching contribution may begin immediately after enrollment in the 401(k) Plan for employees who meet applicable service requirements. The Company may make profit sharing contributions or nonelective contributions to this plan at the discretion of the Board of Directors of the Company. Currently, the Company matches 100% on the first 1% of the employee’s eligible compensation and 50% on the next 5% of deferrals (up to a maximum of 3.5%). This matching contribution is taxable when the employee withdraws the money unless the employee elects matching funds to be contributed on a post-tax basis.
After the closing of the Merger, the legacy HomeStreet 401(k) plan was maintained separately from the Mechanics Bank 401(k) Plan. The plan was frozen as of December 31, 2025, and will merge into the Mechanics Bank 401(k) Plan in the first half of 2026.

Perquisites and Other Personal Benefits
Other than car allowances, the Company’s current executives generally receive only medical benefits, life insurance and long-term disability coverage, as well as matching contributions to the Company’s 401(k) program, on the same terms and conditions as generally available to all employees.
Prior to the Merger, the Company did not have a formal perquisite policy or provide any supplemental executive retirement plans, although the Compensation Committee periodically reviewed perquisites for our NEOs. We provide our NEOs with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Among these benefits are health club memberships and parking.
Employment Agreements and Change in Control Agreements
The Company does not currently maintain any employment agreements with our NEOs. We do, however, maintain change in control agreements with active NEOs other than Mr. Johnson.
On August 28, 2025, each of Messrs. Duda and Givans entered into an amended and restated change in control agreement with Mechanics Bank (the “Change in Control Agreements”). These agreements provide that in the event of a qualifying termination (described below), Mechanics Bank will pay such executive, subject to the execution by such executive of a general release, (i) a cash amount equal to 2.75 times the sum of (x) the executive’s annual base salary as in effect as of the date of the executive’s qualifying termination or, if greater, as in effect as of the date of the “Change in Control” (as defined in the Change in Control Agreements) and (y) the executive’s target annual bonus for the year in which the executive’s qualifying termination occurs or, if greater, for the year in which a Change in Control occurs and (ii) premiums for COBRA continuation coverage for a period of 18 months following such qualifying termination. The initial term will expire on the second anniversary of the date of the agreement, but the term automatically renews for successive one-year periods, unless either party provides advance written notice to the other party no less than 120 days prior to any anniversary of the date of the agreement that the term will not be further renewed, in which case the term will expire on the last day of the then-current term. The term automatically expires upon termination of the executive’s employment. Under the Change in Control Agreements, a qualifying termination means (i) the termination of the executive’s employment during the two-year period immediately following a “Change in Control” either by Mechanics Bank without “Cause” or by the executive for “Good Reason” (each as defined in the Change in Control Agreements) or (ii) the termination of the executive’s employment by Mechanics Bank during the six-month period immediately preceding a “Change in Control” (other than for Cause). The Change in Control Agreements also provide that in the event that payments to the executive become subject to the tax imposed by Section 4999 of the Code (the “Excise Tax”), then the amounts payable to the executive will be reduced (such reduction, the “Cutback”) such that such payments, in the aggregate, equal the Safe Harbor Amount (as defined in the Change in Control Agreement) if the executive would have a greater Net After-Tax Receipt (as defined in the Change in Control Agreement) of aggregate payments if such payments were so reduced. If the executive would not have a greater Net After-Tax Receipt of aggregate payments if such payments were so reduced, the executive would receive all payments to which the executive is entitled.
Each of the former executives previously had employment agreements and change in control agreements with the Company, which were in effect until their resignation in connection with the completion of the Merger. Mr. Mason, the Company and Mechanics Bank entered into a consulting agreement, dated March 28, 2025 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Mason upon termination in connection with the completion of the Merger received cash severance payments equal to the sum of (x) 2.5 times Mr. Mason’s annual salary at the rate in effect as of immediately prior to the consummation of the Merger, plus (y) 2.5 times the greater of (A) the annual incentive payment earned by Mr. Mason in the year prior to termination and (B) Mr. Mason’s target annual incentive payment for the year of termination, (ii) continuing health insurance coverage for Mr. Mason and his dependents for 18 months, provided Mr. Mason and his dependents timely elect COBRA continuation coverage under the Company’s group health plan(s), (iii) accelerated vesting of all of Mr. Mason’s unvested equity awards and cash long-term incentive awards (in the case of performance stock units, with performance deemed achieved at target) and (iv) certain accrued but unpaid benefits. Following his termination, Mr. Mason will make himself available to perform certain transitional services, on the terms and conditions set forth in the Consulting Agreement, for the period (the “Consulting Period”) beginning on September 3, 2025 and ending on the second anniversary of the effective time of the Merger, provided that the Consulting Period will terminate immediately upon the death or disability of Mr. Mason or upon an earlier termination of the Consulting Period by the Company or Mr. Mason. The Consulting Agreement provides that, during the Consulting Period, Mr. Mason will provide consulting and advisory services as may be requested from time to time by the Company, provided that in no event will Mr. Mason be required to provide services in excess of 32 hours per month. In consideration of such services and the restrictive covenants described below, the Company will pay Mr. Mason $4,000,000 (collectively, the “Consulting Fee”). Pursuant to the terms of the Consulting Agreement, in the event of a termination of the Consulting Period prior to the second anniversary of the effective time of the Merger, the Company will have no further obligation to make further payments of the Consulting Fee, provided that if such termination is by the Company other than for “cause” (as defined in the Consulting Agreement) or by Mr. Mason due to any of Mechanics Bancorp’s or its subsidiaries’ or affiliates’ material breach of the Consulting Agreement (which breach remains uncured for 15 days after the Company or any of its subsidiaries or affiliates is provided notice of such breach), or occurs as a result of Mr. Mason’s death or disability, Mr. Mason will continue to receive such payments through the remainder of the scheduled Consulting Period, subject to Mr. Mason’s execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants.
Prior to the Merger, the Company utilized employment agreements with Messrs. Mason, Michel and Endresen, each of which, as was described above, were terminated in connection with the completion of the Merger.
•Mr. Mason’s employment agreement (the “HomeStreet CEO Employment Agreement”) effective January 25, 2018 and last amended March 5, 2025, provided for an annual base salary of not less than $700,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 75% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data. Mr. Mason’s target award was 75% in 2025, and his annual base salary in 2025 was $880,750. In connection with entering into his employment agreement, Mr. Mason had entered into a change in control agreement with the Company which provided for payment and benefits in connection with a change in control.
•Mr. Michel’s initial employment agreement, effective May 11, 2020 and last amended March 5, 2025, provided for an annual base salary of not less than $435,000 and eligibility for an annual performance-based incentive bonus with a target award equal to 60% of his annual salary, provided that the Board or the Compensation Committee may set a lower or higher bonus amount based on individual and Company performance and Peer Group data. Mr. Michel’s annual base salary was $504,140 for 2025. In connection with entering into his employment agreement, Mr. Michel had entered into a change in control agreement with the Company which provided for payment and benefits in connection with a change in control.
•Mr. Endresen’s employment agreement, effective February 26, 2018 provides for an annual base salary of not less than $315,000 and a loan production commissioned based incentive plan. Mr. Endresen’s base salary was increased to $430,300 effective March 2024. On February 25, 2021, the Company entered into an amended and restated Executive Employment Agreement with Mr. Endresen, which amended and restated his prior agreement dated February 26, 2018. The material terms of his Executive Employment Agreement remain the same as they were under his prior agreement. On March 5, 2025, the term of Mr. Endresen’s employment agreement was extended. Mr. Endresen’s annual base salary in 2025 was $443,170. In connection with entering into his employment agreement, Mr. Endresen had entered into a change in control agreement with the Company which provided for payment and benefits in connection with a change in control.
Mr. Mason was also party to a deferred compensation agreement which provided for a target payout of $119,093 for the 2024 to 2026 measuring period. The actual payout amount was based on the Company’s total shareholder return relative to a peer group during the measurement period: if the relative performance is at the 25th percentile, payment is 50% of target; if at the 50th percentile, payment is 100% of target; and if at the 75th percentile, payout is 150% of target. For results in between the 25th and 50th or 50th and 75th, there was to be a straight-line interpolation calculation. If achievement was below the 25th percentile, or the Company’s absolute total shareholder return over the measurement period was negative, then 0% of the payout will have vested. The peer group consisted of all companies included in the KBW Regional Banking Index at the end of the measuring period (excluding the Company itself, if it happens to be a component company on that date). This agreement was terminated in connection with the completion of the Merger. A copy of Mr. Mason’s deferred compensation agreement is filed as Exhibit 10.19 to the fiscal year end 2025 Form 10-K.

Outstanding Equity Awards at 2025 Fiscal Year-End
		STOCK AWARDS
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

C.J. Johnson (3)	—	—	—	—	—
Nathan Duda (4)	9/2/2025	3,017	44,139	—	—
	9/2/2025	13,117	191,902	—	—
	9/26/2025	16,364	239,405	—	—
Scott Givans (5)	9/2/2025	3,017	44,139	—	—
	9/2/2025	12,493	182,773	—	—
	9/26/2025	14,319	209,487	—	—
Mark K. Mason (6)	—	—	—	—	—
John M. Michel (6)	—	—	—	—	—
William D. Endresen (6)	—	—	—	—	—
(1)Amount shown reflects the number of RSUs and Incentive Units that had not vested as of December 31, 2025. In each case, the vesting of RSUs is contingent on the NEO’s employment with the Company not having been terminated for any reason other than retirement, death or disability prior to the applicable vesting date. In addition, such awards may vest in connection with a change in control in certain circumstances.
(2)Based on the December 31, 2025 closing market price of the Company’s shares of common stock on Nasdaq of $14.63 per share.
(3)Mr. Johnson does not have any outstanding awards at December 31, 2025.
(4)The 3,017 RSUs for Mr. Duda will fully vest in December 2026. These RSUs were assumed on 9/2/2025 as part of our Merger, but were granted by the predecessor Mechanics Bank in January 2023. The 16,364 RSUs will vest in three annual installments beginning in December 2026. The 13,117 Incentive Units for Mr. Duda are the economic equivalent of one share of issuer Class A common stock. The Incentive Units vest in three annual installments beginning February 2026. These Incentive Units were assumed on 9/2/2025 as part of our Merger, but were granted by the predecessor Mechanics Bank in February 2024.
(5)The 3,017 RSUs for Mr. Givans will fully vest in December 2026. These RSUs were assumed on 9/2/2025 as part of our Merger, but were granted by the predecessor Mechanics Bank in January 2023. The 14,319 RSUs will vest in three annual installments beginning in December 2026. The 12,493 Incentive Units for Mr. Givans are the economic equivalent of one share of Class A common stock. The Incentive Units vest in three annual installments beginning February 2026. These Incentive Units were assumed on 9/2/2025 as part of our Merger, but were granted by the predecessor Mechanics Bank in February 2024.
(6)Messrs. Mason, Michel and Endresen, who resigned from their roles with the Company following the Merger, did not have any outstanding equity awards at December 31, 2025.
Equity Incentive Plans
The Company currently has awards outstanding to its NEOs under the following equity incentive plans:
•Mechanics Bank 2017 Plan. The Mechanics Bank 2017 Incentive Unit Plan (the “Mechanics 2017 Plan”), which was assumed by the Company in connection with the Merger, provided for the issuance of units representing a contingent right to receive an amount in cash equal to the fair market value of one common share of Class A common stock (“incentive units” or “phantom units”) to eligible employees and non-employee directors of Mechanics. No additional grants are issuable under this plan following the Merger.
•Mechanics Bank 2022 Plan. The Mechanics Bank 2022 Omnibus Incentive Plan (the “Mechanics 2022 Plan”), which was assumed by the Company in connection with the Merger, provided for the issuance of stock options, stock appreciation rights, restricted stock, RSUs and other stock-based awards or cash awards to eligible directors, officers, employees and consultants of the Company. No additional grants are issuable under this plan following the Merger.
•2025 Plan. The Mechanics Bancorp 2025 Equity Incentive Plan (“2025 Plan”) provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards to eligible directors, officers, employees and consultants of the Company.
The outstanding equity awards under the Mechanics 2017 Plan, Mechanics 2022 Plan, and the 2025 Plan are more fully described in the table under “Outstanding Equity Awards at December 31, 2025” above.

Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to the Company’s principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)				Value of Initial Fixed $100 Investment Based On:
Year	Mark K. Mason	C.J. Johnson	Mark K. Mason	C.J. Johnson	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Shareholder Return	Net Income (Loss) (in thousands)

2025	$6,631,568	$—	$6,887,819	$—	$1,800,481	$1,922,671	$55.87	$265,739
2024	$1,983,469	$—	$2,069,641	$—	$1,080,710	$1,116,024	$43.76	$(144,344)
2023	$1,864,109	$—	$944,692	$—	$1,081,412	$793,688	$39.70	$(27,508)
(1)The amounts included in this column reflect the summary compensation table total for C.J. Johnson and Mark K. Mason for 2025 and for Mark K. Mason for years 2024 and 2023. C.J. Johnson was appointed President and Chief Executive Officer on September 2, 2025, in connection with the closing of the Merger.
The following table lists the PEO and non-PEO NEOs for each of fiscal years 2025, 2024 and 2023.

Year	PEO	Non-PEO NEOs

2025	C.J. Johnson and Mark K. Mason	Nathan Duda, Scott Givans, John M. Michel and William D. Endresen
2024	Mark K. Mason	John M. Michel and William D. Endresen
2023	Mark K. Mason	John M. Michel and William D. Endresen
    In connection with the Merger, on September 2, 2025, Nathan Duda and Scott Givans were appointed the Chief Financial Officer and Chief Credit Officer, respectively. John M. Michel and William D. Endresen resigned from their positions with the Company on September 2, 2025.
(2)    The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to the NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “2025 Summary Compensation Table” for additional information). The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Johnson in 2025 and Mr. Mason in 2023, 2024 and 2025, in accordance with the Pay Versus Performance Rules.

Equity Award Adjustments
PEO and Year	Reported Summary Compensation Table Total for PEO	Less: Reported Value of Equity Awards	Plus: Equity Award Adjustments	Compensation Actually Paid to PEO

C.J. Johnson
2025	$—	$—	$—	$—
Mark K. Mason
2025	$6,631,568	$—	$256,251	$6,887,819
2024	1,983,469	858,459	944,631	2,069,641
2023	1,864,109	825,697	(93,720)	944,692
(3)     The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to the non-PEO NEOs in accordance with the Pay Versus Performance Rules for 2023, 2024 and 2025:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Plus: Average Equity Award Adjustments (4)	Average Compensation Actually Paid to Non-PEO NEOs

2025	$1,800,481	$281,250	$403,440	$1,922,671
2024	1,080,710	300,519	335,833	1,116,024
2023	1,081,412	245,630	(42,094)	793,688
(4)     For 2025, this includes the change in value of Incentive Units and RSUs that were assumed on 9/2/2025 from the date of the Merger.

Relationship Between “Compensation Actually Paid” and Performance Measures
In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR and net income.
Compensation Actually Paid and TSR

CAP vs. TSR
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Compensation ($000s)
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return on $100 Invested on 12/31/2022
2023
2024
2025
PEO Compensation Actually Paid
Avg NEO Compensation Actually Paid
TSR

Compensation Actually Paid and Net Income

CAP vs. Net Income
Compensation ($000s)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Net Income ($ Mil.)
$300
$250
$200
$150
$100
$50
$-
$(50)
$(100)
$(150)
$(200)
2023
2024
2025
PEO Compensation Actually Paid
Avg NEO Compensation Actually Paid
Net Income ($Mil.)

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Overview
As required pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers each year. This vote is not intended to address any speciﬁc item of compensation, but rather the overall compensation of our named executive officers and our compensation policies and practices for named executive officers described in this Proxy Statement. In accordance with the requirements of the SEC, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:
“RESOLVED, that the compensation paid to the named executive officers for 2025, as described in the compensation tables and related materials included in the Proxy Statement, is hereby approved.”
We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Our compensation program is designed to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our shareholders. For more information, we invite you to consider the details of its executive compensation provided under “Executive Compensation” on page 14 of this Proxy Statement. That section provides you with information about the structure of our executive compensation and the objectives that the compensation program is intended to achieve.
We currently conduct annual advisory votes on named executive officer compensation, and we expect to conduct the next advisory vote at our 2027 annual meeting of shareholders.
Because your vote is advisory, it will not be binding upon the Board. However, we value the opinions that our shareholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to approve named executive officer compensation requires that the number of votes affirmatively cast “FOR” the matter exceeds the number of votes cast against the matter.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL OF THE
COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS
PROXY STATEMENT.

AUDIT COMMITTEE REPORT
As more fully described in the Audit Committee Charter, the Audit Committee, which consists solely of directors who satisfy applicable independence requirements of Nasdaq and SEC rules, is responsible for overseeing the integrity of the Company’s ﬁnancial reporting process, ﬁnancial statements and internal accounting controls.
The Audit Committee is also directly responsible for the appointment, compensation and oversight of the independent registered public accounting ﬁrm to perform quarterly reviews and an annual audit of the Company’s ﬁnancial statements, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting. Crowe served as the Company’s independent registered public accounting ﬁrm for 2025 and conducted an audit of the Company’s consolidated ﬁnancial statements for ﬁscal year 2025.
In fulﬁlling its responsibilities, the Audit Committee has:
▪Reviewed and discussed the adequacy and effectiveness of the Company’s internal controls over ﬁnancial reporting with management and Crowe;
▪Reviewed and discussed the Company’s critical accounting policies, practices, and estimates with management and Crowe;
▪Reviewed and discussed the Company’s audited ﬁnancial statements with management and Crowe;
▪Discussed with Crowe matters required by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
▪Received and reviewed the written disclosures and the letter from the Crowe required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with Crowe the independent accountant’s independence; and
▪Received and reviewed written communications from Crowe regarding their internal quality control procedures including the results of internal and peer reviews and PCAOB inspections.
Based on its review and discussions, the Audit Committee recommended to the full Board that the audited consolidated ﬁnancial statements for the year ended December 31, 2025 be included in the Company’s 2025 Annual Report on Form 10-K ﬁled with the SEC.
Submitted by the Audit Committee of the Board of Directors of Mechanics Bancorp.
Patricia Cochran, Chair
Douglas Downer
Jon Wilcox
The information contained in this report shall not be deemed to be “soliciting material” to be “filed” with the SEC, or subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Exchange Act.

PROPOSAL 3
ADVISORY (NON-BINDING) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Overview
The Audit Committee has selected Crowe as the Company’s independent registered public accounting ﬁrm to audit the consolidated ﬁnancial statements of the Company and its subsidiaries for the ﬁscal year ending December 31, 2026.
Shareholder ratiﬁcation of the appointment of Crowe is not required by our Bylaws or other applicable legal requirements. However, the Board considers it desirable for shareholders to pass upon the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our shareholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company. In the event that this appointment of Crowe as our independent registered public accounting ﬁrm is not ratiﬁed by our shareholders at the Annual Meeting, the appointment of Crowe as our independent registered public accounting ﬁrm will be reconsidered by the Audit Committee. Even if the selection is ratiﬁed, the Audit Committee in its discretion may direct the appointment of a different accounting ﬁrm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Representatives from Crowe are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so and respond to appropriate questions.
Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services and other services rendered to the Company by Crowe for the years ended December 31, 2025 and 2024.

($ in thousands)	2025	2024

Audit fees (1)	$3,589	$1,119
Audit-related fees (2)	396	120
Tax fees (3)	152	63
All other fees	—	—
Total	$4,137	$1,302
(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated ﬁnancial statements included in our Annual Report on Form 10-K and for the review of our quarterly ﬁnancial statements, as well as services that generally only our independent registered public accounting ﬁrm can reasonably provide, including statutory audits and services rendered in connection with SEC ﬁlings. For 2025, this amount includes approximately $208,000 in audit fees paid by HomeStreet, Inc. prior to the closing of the Merger on September 2, 2025 in connection with Crowe’s representation of HomeStreet, Inc. prior to the Merger.
(2)Audit-related fees consist of fees for procedures related to Crowe’s consent on registration statements and other filings in connection with the Merger, 401(k) plan and other attest services.
(3)Tax fees consist of aggregate fees billed for tax consulting and tax preparation services.
Pre-Approval of Audit and Non-Audit Services
It is the responsibility of the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent registered public accounting firm with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require speciﬁc review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent registered public accounting firm are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting ﬁrm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identiﬁes the three basic principles of independence with respect to services provided by the independent registered public accounting ﬁrm: (1) whether the services are consistent with applicable rules on independent registered public accounting firm independence; (2) whether the independent registered public accounting firm is best positioned to provide the services in an effective and efficient manner, taking into consideration its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors; and (3) whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The pre-approval policy also identifies the non-audit services the independent registered public accounting ﬁrm is prohibited from providing. All services provided by Crowe in each of the last two ﬁscal years were pre-approved by the Audit Committee.
Engagement of Independent Registered Public Accounting Firm
In determining whether to engage or re-engage an audit ﬁrm, the Audit Committee annually considers, among other factors, the ﬁrm’s qualiﬁcations, performance and independence, including that of the lead partner, to determine whether the ﬁrm will serve in the best interest of the Company and its shareholders.
Based on the foregoing, the Audit Committee has retained Crowe as the Company’s independent registered public accounting ﬁrm for ﬁscal year 2026.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to ratify the appointment of our independent registered public accounting firm requires that the number of votes affirmative cast “FOR” the matter exceeds the number of votes cast against the matter.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Ordinary Banking Transactions
The Bank, in the ordinary course of business, has deposit transactions with directors and executives. In addition, the Bank has made or acquired loans to directors and/or executives, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank. In management’s opinion, these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2025 and 2024, respectively, there were approximately $263 thousand and $141 thousand in loans outstanding to directors, executives and their related interests. At December 31, 2025 and 2024, respectively, there were no unfunded commitments to directors, executives and their related interests. At December 31, 2025 and 2024, respectively, there were approximately $3.6 million and $3.4 million in deposit balances from directors and executives. As of the date of this filing, no related party loans were categorized as nonaccrual, past due, restructured, or potential problem loans.

Bank Services Agreement
Mechanics Bank is a party to the Mechanics Bank Services Agreement with GJF Management, an affiliate of Gerald J. Ford, a former director and now director emeritus of Mechanics Bank. GJF Management serves as the management company to Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., which collectively own approximately 77.6% of the voting power of the Company. Further, Mr. Webb, Executive Chairman of the Mechanics Bancorp and Mechanics Bank boards, is employed by GJF Management. Additionally, Mr. Johnson, President and Chief Executive Officer of Mechanics Bancorp and Mechanics Bank, is employed by GJF Management. Pursuant to the Mechanics Bank Services Agreement, GJF Management and other individuals from GJF Management provide certain services to Mechanics Bancorp and Mechanics Bank, including, among others, accounting, tax, investment management, legal, regulatory, strategic planning, capital management, budgeting and other oversight. The services and value of services, inclusive of administrative costs, are evaluated annually to ensure compliance with applicable regulations. These services are provided to Mechanics Bancorp and Mechanics Bank at a cost up to $10 million annually (pro rata for any partial years). Either party may terminate this agreement upon thirty days’ prior notice to the other. Mechanics Bank has also agreed to indemnify and hold harmless GJF Management for its performance or provision of these services, except for gross negligence and willful misconduct.
Registration Rights Agreement
The Company, Mechanics Bank, the Ford Entities and Rabobank International Holding B.V. (“Rabobank”) entered into a registration rights agreement, dated as of March 28, 2025 (the “registration rights agreement”), which became effective on September 2, 2025 in connection with the closing of the Merger.
Pursuant to the registration rights agreement, (i) each of the Ford Entities and Rabobank is entitled to certain demand registration rights, shelf takedown rights and piggyback registration rights with respect to shares of the Company’s common stock, in each case, subject to certain minimum and maximum thresholds and other customary limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in an offering and the Company’s right to suspend the use of (or discontinue the disposition of the Company’s common stock pursuant to) a registration statement under specified circumstances, and (ii) the Company is required to use reasonable best efforts to file, within 180 days of September 2, 2025, a resale shelf registration statement on Form S-3 covering the shares of the Company’s common stock acquired by the Ford Entities and Rabobank in the Merger.
The Company will pay the registration expenses (other than underwriting discounts, selling commissions, stock transfer taxes and fees and certain legal fees) of the shares registered pursuant to the demand registration rights, shelf takedown rights and piggyback registration rights. The applicable Ford Entities or Rabobank and its permitted transferees (the “Rabobank Parties”) will pay such underwriting discounts, selling commissions, stock transfer taxes and fees and legal fees. The Company, on the one hand, and the Rabobank Parties and the Ford Entities, on the other hand, will each indemnify the other and its representatives for certain securities law matters in connection with any registration statement.
Further, the Company, Mechanics Bank, the Ford Entities and Rabobank each agreed to, and agreed to cause their respective affiliates, to cooperate with each other with respect to certain bank regulatory matters and to use reasonable best efforts to comply with certain regulatory requirements. As long as the Rabobank Parties beneficially own, in the aggregate, at least 4.9% of the outstanding capital stock and other classes of equity securities of the Company, the Rabobank Parties will have the right to appoint one observer to the Board of Directors, and from and after such time as the Rabobank Parties acquire additional shares of the Company’s voting common stock such that they beneficially own, in the aggregate, 9.9% or more of the Company’s voting common stock, the Rabobank Parties will have the right to appoint one director to the Board of Directors (subject to the Board’s reasonable approval).
The registration rights agreement will terminate (i) upon the mutual written agreement of each of the parties thereto, (ii) in the case of the Rabobank Parties, when the Rabobank Parties no longer beneficially own any outstanding capital stock or other class of equity securities of the Company and (iii) in the case of the Ford Entities, when the Ford Entities no longer beneficially own any outstanding capital stock or other class of equity securities of the Company.

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneficial ownership of our common stock as of April 1, 2026, by:
•each of our directors and named executive officers;
•all of our directors and executive officers as a group; and
•each person known to us to be the beneficial owner of more than 5% of any class of our securities.
The column entitled “Percent of Class A Common Stock Beneficially Owned” is based on a total of 220,286,142 shares of the Class A common stock outstanding at April 1, 2026 and the column entitled “Percent of Class B Common Stock Beneficially Owned” is based on a total of 1,114,448 shares of Class B common stock outstanding at April 1, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Company common stock. Shares of the Company common stock that a person or entity has the right to acquire within 60 days of April 1, 2026, are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity, except with respect to the percentage ownership of all directors and executive officers, if applicable. Unless otherwise indicated, the persons or entities identified in the table below have sole voting power and sole investment power with respect to the shares of the Company common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Exchange Act.
Except as otherwise set forth below, the address of each beneficial owner is c/o Mechanics Bancorp, 1111 Civic Drive, Walnut Creek, CA 94596.

Name and Address	Number of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock Beneficially Owned	Number of Class B Common Stock Beneficially Owned	Percent of Class B Common Stock Beneficially Owned	Total Beneficial Ownership (1)

5% Beneficial Owners and Significant Shareholders:
EB Acquisition Company LLC (2)	81,134,239	36.8%	—	—%	36.7%
6565 Hillcrest Avenue, 6th Floor Dallas, TX 75205
EB Acquisition Company II LLC (3)	90,631,480	41.1%	—	—%	40.9%
6565 Hillcrest Avenue, 6th Floor Dallas, TX 75205
Rabobank International Holdings B.V.	9,840,555	4.5%	1,114,448	100.0%	4.4%
245 Park Avenue New York, NY 10267

Directors and Named Executive Officers:
Carl B. Webb (4)	171,765,719	78.0%	—	—%	77.6%
E. Michael Downer (5)	4,998,949	2.3%	—	—%	2.3%
Patricia Cochran	13,204	0.01%	—	—%	0.01%
Adrienne Crowe	13,204	0.01%	—	—%	0.01%
Douglas Downer (6)	3,439,034	1.6%	—	—%	1.6%
Kenneth D. Russell	—	—%	—	—%	—%
Jon R. Wilcox	16,505	0.01%	—	—%	0.01%
Nancy Pellegrino (7)	16,223	0.01%	—	—%	0.01%
C.J. Johnson	—	—%	—	—%	—%
Nathan Duda	14,787	0.01%	—	—%	0.01%
Scott Givans	14,227	0.01%	—	—%	0.01%
Mark K. Mason (8)	231,628	0.11%	—	—%	0.1%
John M. Michel (9)	117,488	0.05%	—	—%	0.05%
William D. Endresen (10)	50,000	0.02%	—	—%	0.02%
All executive officers and directors as a group (16 persons)	180,712,982	82.0%	—	—%	81.6%

(1)Total beneficial ownership represents the percentage with respect to all shares of Class A common stock and Class B common stock outstanding as of April 1, 2026, voting together as a single class. Each holder of Class A common stock and Class B common stock is entitled to one (1) vote per share of common stock on matters submitted to the vote of holders of common stock. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, except as may otherwise be required by law or certain adverse amendments to the rights of Class B common stock. The shareholders are entitled to equally share in all dividends and distributions to common shareholders based on such shareholder’s pro rata ownership interest in the Company, except that each share of Class B common stock will be treated as if such share had converted to ten (10) shares of Class A common stock for purposes of calculating certain of the economic rights of such Class B common stock.
(2)Represents securities directly owned by EB Acquisition Company LLC. Ford Financial Fund II, L.P. is the sole member of, and may be deemed to beneficially own certain securities owned by, EB Acquisition Company LLC. Ford Management II, L.P. is the general partner of, and may be deemed to beneficially own certain securities owned by, Ford Financial Fund II, L.P. Ford Ultimate Management II, LLC is the general partner of, and may be deemed to beneficially own certain securities owned by, Ford Management II, L.P. 2011 TCRT and Carl B. Webb are the members of, and may be deemed to beneficially own certain securities owned by, Ford Ultimate Management II, LLC. Gerald J. Ford is the grantor and trustee of, and may be deemed to beneficially own certain securities owned by, 2011 TCRT. The foregoing persons disclaim beneficial ownership of these securities, except to the extent of the pecuniary interest of such persons in such securities. The persons identified in this footnote (2) and in footnote (3) below may be deemed a member of a group with respect to these securities and the issuer of such securities for purposes of Section 13(d) or 13(g) of the Exchange Act.
(3)Represents securities directly owned by EB Acquisition Company II LLC. Ford Financial Fund III, L.P. is the sole member of, and may be deemed to beneficially own certain securities owned by, EB Acquisition Company II LLC. Ford Management III, L.P. is the general partner of, and may be deemed to beneficially own certain securities owned by, Ford Financial Fund III, L.P. Ford Ultimate Management II, LLC is the general partner of, and may be deemed to beneficially own certain securities owned by, Ford Management III, L.P. 2011 TCRT and Carl B. Webb are the members of, and may be deemed to beneficially own certain securities owned by, Ford Ultimate Management II, LLC. Gerald J. Ford is the grantor and trustee of, and may be deemed to beneficially own certain securities owned by, 2011 TCRT. The foregoing persons disclaim beneficial ownership of these securities, except to the extent of the pecuniary interest of such persons in such securities. The persons identified in this footnote (3) and in footnote (2) above may be deemed a member of a group with respect to these securities and the issuer of such securities for purposes of Section 13(d) or 13(g) of the Exchange Act.
(4)Carl Webb is the sole manager of Ford Ultimate Management II, LLC, the ultimate general partner of the Ford Entities. Accordingly, he has voting and dispositive power over the shares held by EB Acquisition Company LLC and EB Acquisition Company II LLC.
(5)Includes (a) 79,226 shares held by the E M Downer Family Dynasty II Trust, for which E. Michael Downer has voting power, (b) 1,508,597 held by the E. Michael Downer Separate Property Trust, (c) 1,155,382 shares for the benefit of MJAK Holdings, LLC, (d) 1,121,270 shares held by E M Downer Dynasty Trust FBO Michael Downer and (e) 1,121,270 shares held by the Robert M Downer Family Dynasty Trust, over which E. Michael Downer has voting power. The number of shares beneficially owned does not include 1,121,270 shares held by the Douglas Downer Family Dynasty Trust, for which Douglas Downer has investment power, but over which E. Michael Downer has voting power. The 1,121,270 held by the Douglas Downer Family Trust is included in the total voting power for E. Michael Downer.
(6)Includes (a) 2,317,764 shares held by the Douglas E. Downer Revocable Trust and (b) 1,121,270 shares held by the Douglas Downer Family Dynasty Trust over which E. Michael Downer has voting power. Of the 3,439,034 shares listed, 1,401,743 are pledged as collateral to secure certain personal indebtedness.
(7)Includes 1,000 shares owned jointly with spouse.
(8)Mr. Mason was the Chairman, President and Chief Executive Officer of HomeStreet, Inc. and HomeStreet Bank until the completion of the Merger on September 2, 2025.
(9)Mr. Michel was the Executive Vice President, Chief Financial Officer of HomeStreet, Inc. and HomeStreet Bank until the completion of the Merger on September 2, 2025. Includes shares held by J Michel and R Michel TTEE, The Michel family Tr U/A DTD 6/14/18; Mr. Michel and his spouse, Rosetta Michel, are the co-trustees and beneficiaries of the J Michel and R Michel Tr U/A DTD 6/14/18.
(10)Mr. Endresen was the Executive Vice President, Commercial Real Estate President of HomeStreet Bank until the completion of the Merger on September 2, 2025.

OTHER MATTERS
Participants in the Solicitation
Under applicable regulations of the SEC, each of our directors and certain of our executive officers and other employees are “participants” in this proxy solicitation. For more information about our directors and executive officers, please see “Principal Shareholders” on page 31 of this Proxy Statement and “Proposal 1 — Election of Directors” on page 4 of this Proxy Statement. Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.
Costs of Solicitation
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneﬁcial owners, and reimbursements paid to brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining voting instructions from beneﬁcial owners. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically. Excluding the salaries and wages of our regular employees, we have not incurred, and do not expect to incur, expenses related to our solicitation of proxies.
Shareholders Sharing the Same Address
SEC rules permit us to deliver only one copy of our proxy materials to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are a shareholder of record who currently receives a single copy of our proxy materials and wishes to receive a separate copy of our proxy materials or if you are currently receiving multiple copies of our proxy materials at the same address and wish to receive only a single copy, please write to the Corporate Secretary at 1111 Civic Drive, Walnut Creek, California 94596 or CorporateSecretary@mechanicsbank.com.
Beneficial owners sharing an address who are currently receiving multiple copies of our proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other nominee to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.
Shareholder List
A list of our shareholders as of the close of business on April 1, 2026 will be available for inspection during business hours for 10 days prior to the Annual Meeting at our principal executive offices located at 1111 Civic Drive, Walnut Creek, California 94596. This list will also be accessible during the Annual Meeting on-site and through the meeting website www.virtualshareholdermeeting.com/MCHB2026.
Shareholders Proposals and Director Nominations for the 2027 Annual Meeting
For inclusion in the Company’s proxy materials:  To be considered for inclusion in the proxy materials for next year’s annual meeting of shareholders (the “2027 Annual Meeting”) under Rule 14a-8 of the Exchange Act, proposals must be received by our Corporate Secretary no later than December 16, 2026, and must comply will all applicable requirements of Rule 14a-8 of the Exchange Act.
To be brought before an annual meeting of shareholders: In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board or (2) by a shareholder of the Company entitled to vote at such meeting who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice is in accordance with the procedures set forth in our Bylaws.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is speciﬁed in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary at our principal executive offices within the Notice Period (as deﬁned below), who was a shareholder at the time of such notice and as of the Record Date, and whose notice complies with our Bylaws.
Except as otherwise provided by law, our Articles of Incorporation or our Bylaws, the Executive Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with our Bylaws, and if any proposed nomination or business is not in compliance with our Bylaws, to declare that such proposal or nomination shall be disregarded.
The “Notice Period” is deﬁned as that period not earlier than 5:00 pm Pacific Time on the 120th day and not later than 5:00 pm Pacific Time on the 90th day prior to the ﬁrst anniversary of the preceding year’s annual meeting. As a result, the Notice Period for the 2027 Annual Meeting will start on January 28, 2027 and end on February 27, 2027. Our Bylaws contain different notice submission date requirements in the event our annual meeting is held more than 30 days before or 60 days after May 28, 2027.
In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees pursuant to the SEC’s universal proxy rules must comply with the additional requirements of Rule 14a-19.
If a shareholder who has notiﬁed the Company of his or her intention to appear in person or by a representative at the meeting to propose the business speciﬁed in the notice at an annual meeting of shareholders does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.
A copy of the full text of our Bylaws may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our ﬁlings on the SEC’s website at www.sec.gov.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and officers, among others, to file with the SEC, an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Based solely on our review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal year 2025, all of our Section 16 officers and directors filed the required reports on a timely basis under Section 16(a) with the following exceptions: (i) Marlene L. Price who filed a late Form 3 on July 21, 2025 and (ii) the following persons in connection with the Merger, which closed on September 2, 2025:
•James Coleman Johnson, Tony P. Kallingal, Scott A. Givans, Fernando Pelayo, Glenn C. Shrader, Nathan Duda, Christopher D. Pierce, Kristie S. Shields, Patricia Cochran, Adrienne Y. Crowe, Jon R. Wilcox, E. Michael Downer, and Douglas Downer filed late Form 3s; and
•Carl B. Webb, Glenn C. Shrader, Kristie S. Shields, Fernando Pelayo, Scott A. Givans, Christopher D. Pierce, Tony P. Kallingal, Nathan Duda, Patricia Cochran, Adrienne Y. Crowe, Jon R. Wilcox, E. Michael Downer, and Douglas Downer filed late initial Form 4s. Messrs. Kallingal, Givans, Pelayo, Shrader, Duda, and Pierce, and Ms. Shields, each additionally had late reported transactions with respect to an award grant and a disposition of shares for tax withholding, which were reported in their initial Form 4s. Mr. Douglas Downer additionally had two late reported transactions with respect to transfers made to his children’s trusts, which were reported in his initial Form 4.
Availability of the Form 10-K and Other Filings
Copies of the 2025 Annual Report may be obtained without charge by writing to Investor Relations, Mechanics Bancorp, 1111 Civic Drive, Walnut Creek, California 94596. This Proxy Statement, the 2025 Annual Report and other proxy materials are also available on www.proxyvote.com and on the following cookies-free website that can be accessed anonymously at https://ir.mechanicsbank.com/financials/sec-filings/proxy-materials/default.aspx. The SEC maintains a website located at www.sec.gov that also contains this information. The information on our website and the SEC’s website are not part of this Proxy Statement.
THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025 (AND ANY AMENDMENT THERETO) ARE AVAILABLE FREE OF CHARGE ON OUR WEBSITE AT HTTPS://IR.MECHANICSBANK.COM.
WE ENCOURAGE YOU TO VOTE ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD IN THE POSTAGE PRE-PAID ENVELOPE THAT WAS ENCLOSED WITH YOUR PROXY MATERIALS.

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING
1.Why am I receiving these materials?
Our Board has sent you the Notice of Internet Availability and accompanying Proxy Statement to ask for your vote, as a shareholder of the Company, on certain matters that will be voted on at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting, virtually or in person, and are entitled to and requested to vote on the proposals set forth in this Proxy Statement.
2.Who is entitled to vote?
All shareholders of record of Mechanics Bancorp’s Class A common stock and Class B common stock, which we refer to collectively as common stock, at the close of business on April 1, 2026 are entitled to notice of, and to vote at, the Annual Meeting. Each holder of Class A common stock and Class B common stock is entitled to one (1) vote per share of common stock on matters submitted to the vote of holders of common stock. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, except as may otherwise be required by law or certain adverse amendments to the rights of Class B common stock. The common stock will vote as one class with respect to the matters described in this Proxy Statement.
3.How many shares are entitled to vote at the meeting?
As of the Record Date, an aggregate of 221,400,590 shares of our common stock, consisting of 220,286,142 shares of our Class A common stock and 1,114,448 shares of our Class B common stock, were issued, outstanding and entitled to vote at the Annual Meeting. We have no other class of stock outstanding that is entitled to vote on the matters at the Annual Meeting.
4.How many votes do I have?
Each share of common stock you own on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other matters presented at this meeting, you are entitled to one vote for each share of common stock you owned on the Record Date.
5.Who is a registered shareholder and who is a beneﬁcial shareholder?
Registered Shareholders: A “registered shareholder” is a person or entity whose name appears in the Company’s registered list of shareholders as an owner of one or more shares of the Company’s common stock. If you are a registered shareholder, the Notice of Internet Availability, proxy card or voting instruction are being sent directly to you and you are invited to attend the Annual Meeting, whether in person or virtually through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials.
Beneﬁcial Shareholders: A “beneﬁcial shareholder” is a person or entity whose shares of the Company’s common stock are held by a bank, broker or other nominee (a.k.a. in “street name”). If you are a beneficial shareholder, the Notice of Internet Availability, proxy card or voting instruction materials are being forwarded to you by your bank, broker or other nominee who is considered the registered shareholder of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to attend the Annual Meeting in person or virtually through the website for the meeting using the control number provided on your Notice of Internet Availability, proxy card or voting instruction materials. Your bank, broker or other nominee has provided a voting instruction form for you to use in directing how to vote your shares.
Under certain circumstances, banks, brokers and other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee, which is referred to as a “broker non-vote”. In these cases, those shares will be counted for the purpose of determining whether a quorum is present. Pursuant to applicable regulations, if you do not give instructions to your bank, broker or other nominee, we expect that your bank, broker or other nominee will not be permitted to vote your shares with respect to Proposal 1, election of directors or Proposal 2, approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers.

6.How do I vote?
Registered Shareholders: If you are a “registered shareholder,” you can vote your shares in the following four ways:
•By Internet: Visit the website shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote via the Internet (www.proxyvote.com);
•By Telephone: Use the toll-free telephone number shown on your Notice of Internet Availability, proxy card or voting instruction materials to vote by telephone;
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by completing, signing and dating your proxy card and mailing it using the postage pre-paid envelope that was enclosed with your proxy materials. Note that you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instruction on how to vote via the Internet and how to request paper copies of the proxy materials.
•At the Annual Meeting: If you virtually attend the Annual Meeting through the website provided using the control number from your Notice of Internet Availability, proxy card or voting instruction materials, you may vote your shares associated with that control number online during the Annual Meeting. However, you are encouraged to read the Proxy Statement and vote by telephone or by Internet or complete, sign and date your proxy card and mail it using the postage pre-paid envelope that was enclosed with your proxy materials regardless of whether you plan to attend the Annual Meeting to ensure your vote is counted.
Beneﬁcial Shareholders: If you are a “beneﬁcial shareholder,” then you will receive voting instructions from your bank, broker or other nominee on how you may vote your shares, which will include a control number that you can use to virtually attend the Annual Meeting on the website www.virtualshareholdermeeting.com/MCHB2026. You may also attend the Annual Meeting in person.
For more information, please see “Additional Information about the Annual Meeting” — How do I attend and participate in the Annual Meeting on page 39 of this Proxy Statement.
7.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated C.J. Johnson and Laura Jacob, as the Company’s proxies for the Annual Meeting.
8.What should I do if I receive more than one proxy card or set of proxy materials from the Company?
Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.
Please note that if you have more than one account through which you hold shares, you will receive more than one control number. The control number is used to vote your shares, and is also used to log on to the meeting website to virtually attend the meeting, which will allow you to vote the shares held in the account associated with that control number at the meeting. However, you will not be able to vote shares held in other accounts not associated with the control number you are using to log in to the virtual shareholder meeting. Therefore, it is important that you return your proxy cards for all of your accounts prior to the Annual Meeting so that all of your shares may be counted.
9.Can I revoke my proxy?
Yes. You can revoke your proxy and/or change your vote at any time prior to the Annual Meeting as described below. Only your latest dated voting instructions or proxy will count.
Registered Shareholders: If you are a “registered shareholder” who has properly executed and delivered a proxy, you may revoke such proxy at any time before the Annual Meeting in any of the following ways:

•submitting another proxy with a later date by telephone or by Internet or by signing, dating and returning your proxy card using the instructions on your proxy card;
•sending a written notice of revocation to our Corporate Secretary at Mechanics Bancorp, 1111 Civic Drive, Walnut Creek, California 94596; or
•voting online during the Annual Meeting at www.virtualshareholdermeeting.com/MCHB2026.
Beneﬁcial Shareholders: If you are a “beneficial shareholder,” you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with such bank, broker or nominee’s procedures. You can use your control number to log into and virtually attend the Annual Meeting and change your vote during the meeting, or you can also attend the meeting in person and change your vote during the meeting.
10.How will my shares be voted if I return the proxy card?
The shares represented by any proxy card that is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the speciﬁcations made on that proxy card. Where a choice has been speciﬁed on the proxy card with respect to the proposals, the shares represented by the proxy card will be voted in accordance with the speciﬁcations.
The Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by the proxy cards received by the Board will be voted with respect thereto at the discretion of the person or persons named as proxies in the enclosed proxy card.
11.What happens if I sign and return my proxy card, but don’t mark my votes?
If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the eight director nominees of the Board set forth on the proxy card (Proposal 1); “FOR” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); and “FOR” the ratiﬁcation on an advisory (non-binding) basis of the appointment of Crowe LLP as the independent registered public accounting ﬁrm of the Company for the fiscal year ending December 31, 2026 (Proposal 3).
12.Will my shares be voted if I do nothing?
If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote by telephone or by Internet or vote during the Annual Meeting (whether virtually or in person). If your shares are held in “street name” (that is, held for your account by a bank, broker or other nominee) and you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may not have discretionary authority to vote your shares on with respect to the election of directors (Proposal 1) or the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers (Proposal 2). If you do not instruct your bank, broker or other nominee as to how to vote your shares and your bank, broker or other nominee does not have discretionary voting authority, these unvoted shares will be “broker non-votes”. Banks, brokers or other nominees generally may only exercise discretionary voting authority to vote “routine” proposals. The ratification on an advisory (non-binding) basis of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3) is the only routine proposal to be presented at the Annual Meeting. We do not expect broker non-votes on Proposal 3.
YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we ask you to vote by telephone or by Internet by following the instructions on the Notice of Internet Availability, proxy card or voting instruction materials or by completing, signing and dating your proxy card and promptly mailing it in the postage-paid envelope enclosed with your proxy materials, whether or not you plan to attend the Annual Meeting. You can revoke your proxy at any time before the proxy or proxies you appointed cast your votes.

13.How do I attend and participate in the Annual Meeting virtually?
The Annual Meeting will be held both through an online virtual meeting webcast at www.virtualshareholdermeeting.com/MCHB2026, and in person at 1111 Civic Drive, Walnut Creek, California 94596.
The virtual meeting webcast on May 28, 2026 will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Only Mechanics Bancorp shareholders or their duly authorized and constituted proxies may attend the Annual Meeting. The control number printed on your Notice of Internet Availability, proxy card or voting instruction materials is required to virtually attend the meeting through the website at www.virtualshareholdermeeting.com/MCHB2026 regardless of whether you are a registered shareholder or a beneficial shareholder. We have been advised that Google Chrome and Microsoft Edge browsers will give the best user experience for participation in the virtual meeting.
Our Executive Chairman is expected to lead the meeting, and members of our Board are expected to be present and available during the Annual Meeting. During the Annual Meeting, you will be able to hear the business of the meeting as it is conducted, vote your shares if you have not already done so, access information that would normally be available at an in-person annual meeting, including the list of shareholders entitled to vote at the meeting, and submit questions to be answered by our Executive Chairman of the Board. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and additional instructions regarding the question and answer period of the Annual Meeting will be posted on the virtual meeting website.
The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Shareholders participating in the Annual Meeting virtually will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the meeting, virtual attendees are able submit questions before and during the meeting through the virtual meeting portal. To submit a question, log into the virtual meeting platform at www.virtualshareholdermeeting.com/MCHB2026, type your question into the “Ask a Question” field, and click “Submit.” Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness and efficient use of time, we will respond to up to two questions from a single shareholder and may not be able to respond to all questions.
Our virtual Annual Meeting website will be hosted by Broadridge Financial Solutions, Inc. In the event you have any technical difficulties logging into the meeting, please call the technical support number that will be posted on the virtual meeting platform at www.virtualshareholdermeeting.com/MCHB2026.
14.How do I attend the Annual Meeting in person?
An admission card or other proof of ownership, together with valid government-issued photo identification such as a driver’s license or passport, are required to attend the Annual Meeting. The registration desk will open at 8:45 a.m. Pacific Time on the day of the meeting, and the meeting will begin at 9:00 a.m. Pacific Time.
If you own shares in street name, you will need to ask your bank or broker for an admission card in the form of a confirmation of beneficial ownership. You will need to bring a confirmation of beneficial ownership with you to vote at the Annual Meeting. If you do not receive your confirmation of beneficial ownership in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use that to verify your share ownership and admit you to the meeting; however, you will not be able to vote your shares at the Annual Meeting without a confirmation of beneficial ownership.
If you intend to attend the Annual Meeting in person, please preregister with the Company’s Investor Relations department no later than 5:00 p.m. Pacific Time on May 21, 2026.
For safety reasons, we will not allow anyone to bring large bags, briefcases, packages, or other similar items into the meeting or secondary rooms, or to record or photograph the meeting.

15.What constitutes a “quorum”?
A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person (including virtually) at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. If less than a quorum of the outstanding shares is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting without further notice.
16.What vote is required to approve each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Required	Broker Discretionary Voting

Proposal 1: Election of eight directors	Majority of votes cast *	No
Proposal 2: Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers	Number of votes cast in favor exceeds number of votes cast against	No
Proposal 3: Ratification on an advisory (non-binding) basis of the appointment of our independent registered public accounting firm for 2026	Number of votes cast in favor exceeds number of votes cast against	Yes
*    Under the Bylaws, the voting standard in an uncontested election is a majority of votes cast standard. See “What vote is required to elect directors?” below.
17.What is the effect of abstentions and broker non-votes?
If you specify that you wish to “abstain” from voting on an item (or “abstain” from voting for a director), then your shares will not be voted on that particular item. Abstentions and broker non-votes are not considered “votes cast” and so are not counted either “for” or “against” any proposal that requires a majority of votes cast in order to pass, which includes all of the proposals being presented at the Annual Meeting (including the non-contested election of directors).
18.What vote is required to elect directors?
Our Bylaws provide that, in any election of directors that is not a “contested election” (as defined in our Bylaws and described below), the candidates elected are those receiving a majority of the votes cast. Therefore, to be elected, the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee.
The term of any director nominee who is a director at the time of election and who does not receive a majority of votes cast in the election held under the majority voting standard described above terminates on the earliest to occur of: (i) 90 days after the date on which the voting results of the election are determined; (ii) the date the director’s resignation is accepted by the Board; or (iii) the date the Board fills the position. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as “withheld”; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction (other than a share voted pursuant to a signed proxy card on which the shareholder has not indicated any voting direction). Broker non-votes will have no effect on the outcome of this proposal. Shareholders may not cumulate their votes in the election of directors.
Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if (a) the Secretary of the Company receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees set forth in Section 1.13 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section and (b) the Board has not determined before the notice of meeting is given that the shareholder’s nominee(s) do not create a bona fide election contest. No such shareholder notice was received by the Company in advance of this Annual Meeting.

19.What vote is required to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the ratiﬁcation of the appointment of our independent registered public accountants for the fiscal year ending December 31, 2026?
Each of the proposals to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers and the appointment of Crowe as the Company’s independent registered public accounting ﬁrm for the fiscal year ending December 31, 2026 will be adopted if a majority of the votes present in person or by proxy and voting on such matter are cast “for” the proposal. You may vote “for,” “against” or “abstain” from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
20.Who will count the votes?
Broadridge Financial Solutions, Inc. will serve as the independent inspector of election and, in such capacity, will count and tabulate the votes.
21.Where can I ﬁnd the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and intend to publish ﬁnal results in a Current Report on Form 8-K, which we will ﬁle with the SEC within four business days after the Annual Meeting.
22.Who can help answer any other questions I may have?
If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:
Mechanics Bancorp
Attn: Investor Relations
1111 Civic Drive
Walnut Creek, California 94596

FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including, but not limited to, the Company’s future costs of solicitation, record or meeting dates, compensation arrangements or structure, Board composition, future shareholder engagement and the Company’s strategy, and underlying assumptions of any of the foregoing are forward-looking statements.
When used in this Proxy Statement, terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of those terms or other comparable terms are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties, assumption, estimates, and other important factors that could cause our actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The known risks that could cause our results to differ materially, or may cause us to take actions that are not currently planned or expected, are described in the Company’s reports and ﬁlings with the SEC including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the heading Part I, Item 1A — “Risk Factors.” Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Proxy Statement is speciﬁcally qualiﬁed in its entirety by the aforementioned factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Proxy Statement.

MECHANICS BANCORP
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 27, 2026 for shares held directly and by 11:59 p.m. ET on May 25, 2026 for shares held in the Mechanics Bank Profit Sharing/401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MCHB2026**

You may attend the Annual Meeting of Shareholders in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 27, 2026 for shares held directly and by 11:59 p.m. ET on May 25, 2026 for shares held in the Mechanics Bank Profit Sharing/401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91842-P46343

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MECHANICS BANCORP**

**The Board of Directors recommends you vote FOR proposals 1, 2 and 3.**

1. To elect the following as directors of the Company to serve until the next annual meeting of shareholders of the Company, or until their successors are elected or appointed or until their earlier death, resignation or removal.

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Patricia Cochran | ☐ | ☐ | ☐ |
| 1b. Adrienne Y. Crowe | ☐ | ☐ | ☐ |
| 1c. Douglas Downer | ☐ | ☐ | ☐ |
| 1d. E. Michael Downer | ☐ | ☐ | ☐ |
| 1e. Nancy D. Pellegrino | ☐ | ☐ | ☐ |
| 1f. Kenneth D. Russell | ☐ | ☐ | ☐ |
| 1g. Carl B. Webb | ☐ | ☐ | ☐ |
| 1h. Jon R. Wilcox | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on an advisory (non-binding) basis, the executive compensation of the Company's named executive officers for 2025. | ☐ | ☐ | ☐ |
| 3. To ratify, on an advisory (non-binding) basis, the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are authorized to vote in their discretion upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the matter instructed herein by the undersigned stockholder(s). If no instruction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Mechanics Bancorp Annual Meeting:**

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

V91843-P46343

**Mechanics Bancorp**
**Annual Meeting**
**May 28, 2026**
**This proxy is solicited by the Board of Directors**

The undersigned shareholder(s) of Mechanics Bancorp (the "Company") hereby appoint(s) C.J. Johnson and Laura Jacob with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, no par value, of the Company standing in the name of the undersigned, at the Mechanics Bancorp Annual Meeting (the "Annual Meeting") to be held in person at: Mechanics Bancorp Headquarters, 1111 Civic Drive, Suite 390, Walnut Creek, CA 94596 and virtually at www.virtualshareholdermeeting.com/MCHB2026, at 9:00 AM PT on May 28, 2026, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person.

**This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**(Continued and to be signed on reverse side)**